DAVIDSON & COMPANY Chartered Accountants A Partnership of Incorporated Professionals

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8/A of Geocom Resources Inc. of our report dated August 13, 2002 which appears in the Annual Report on Form 10-KSB for the year ended June 30, 2003.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

January 6, 2004

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947 Fax (604) 687-6172